UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2015

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4145 North Service Road, Suite 200, Burlington, Ontario, Canada L7L 6A3

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: (416) 364-2551

555 Richmond Street West, Suite 604, Toronto, Ontario, Canada M5V 3B1

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 26, 2015, the Board of Directors approved the following stock option grants to certain of Company’s named executive officers in full and final payment of the Company’s obligation to pay such individuals deferred salary as of October 15, 2015, which grants became effective upon each optionee’s execution of a settlement and release agreement on the dates set forth below:

Named Executive	Effective Date of Grant	Options to Purchase Shares of Common Stock
Mark Fletcher President and Chief Executive Officer	October 26, 2015	4,447,111
David Brusegard Chief Operating Officer	October 26, 2015	1,667,671
Eric von Hofe, President of Antigen Express, Inc.	October 26, 2015	7,610,911
Stephen Fellows Chief Financing Officer	October 26, 2015	1,667,671

The options are being issued in lieu of cash payment of deferred salary amounts due to such individuals.  The executives listed above previously agreed to defer a portion of their salaries in an effort to assist the Company with its cash flow requirements.  The number of options being granted to each individual is equal to the dollar amount of deferred salary due to such individual divided by $0.015.  The stock options have an exercise price equal to $0.001 per share. The grants were made pursuant to the terms of the Company’s 2001 Stock Plan and 2006 Stock Plan and will be memorialized in an option agreement, the form of which has been used in the past by the Company and previously filed as an exhibit to past periodic filings. The options awarded became fully vested on October 26, 2015 and shall expire on the fifth anniversary of the date of grant, subject to earlier termination under the terms set forth in the 2001 Stock Plan or 2006 Stock Plan, as applicable.

The foregoing is only a summary of the settlement and release agreement and the option agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description of the settlement and release agreement is qualified in its entirety by reference to the settlement and release agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following is a complete list of Exhibits filed as part of this Current Report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Form of Settlement and Release Agreement between Generex Biotechnology Corporation and each optionee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2016	By: /s/ Mark A. Fletcher
Mark A. Fletcher
President & Chief Executive Officer

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